                                AMENDMENT NO. 11

                                       TO

                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of July 1, 2007, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 5, 2000, between AIM Growth Series, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to permanently reduce the advisory fee payable by AIM Basic Value Fund and AIM Global Equity Fund effective July 1, 2007;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

                                                  EFFECTIVE DATE
NAME OF FUND                                  OF ADVISORY AGREEMENT
------------                                  ---------------------
AIM Basic Value Fund                               June 5, 2000
AIM Conservative Allocation Fund                  April 30, 2004
AIM Global Equity Fund                           November 4, 2003
AIM Growth Allocation Fund                        April 30, 2004
AIM Income Allocation Fund                       October 31, 2005
AIM Independence Now Fund                        January 31, 2007
AIM Independence 2010 Fund                       January 31, 2007
AIM Independence 2020 Fund                       January 31, 2007
AIM Independence 2030 Fund                       January 31, 2007
AIM Independence 2040 Fund                       January 31, 2007
AIM Independence 2050 Fund                       January 31, 2007
AIM International Allocation Fund                October 31, 2005
AIM Mid Cap Core Equity Fund                     September 1, 2001

AIM Moderate Allocation Fund                      April 30, 2004
AIM Moderate Growth Allocation Fund               April 29, 2005
AIM Moderately Conservative Allocation Fund       April 29, 2005
AIM Small Cap Growth Fund                       September 11, 2000

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                              AIM BASIC VALUE FUND

NET ASSETS                   ANNUAL RATE
----------                   -----------
First $250 million........      0.695%
Next $250 million.........       0.67%
Next $500 million.........      0.645%
Next $1.5 billion.........       0.62%
Next $2.5 billion.........      0.595%
Next $2.5 billion.........       0.57%
Next $2.5 billion.........      0.545%
Over $10 billion..........       0.52%

                             AIM GLOBAL EQUITY FUND

NET ASSETS                   ANNUAL RATE
----------                   -----------
First $250 million........      0.80%
Next $250 million.........      0.78%
Next $500 million.........      0.76%
Next $1.5 billion.........      0.74%
Next $2.5 billion.........      0.72%
Next $2.5 billion.........      0.70%
Next $2.5 billion.........      0.68%
Over $10 billion..........      0.66%

                          AIM MID CAP CORE EQUITY FUND
                            AIM SMALL CAP GROWTH FUND

NET ASSETS                   ANNUAL RATE
----------                   -----------
First $500 million........      0.725%
Next $500 million.........       0.70%
Next $500 million.........      0.675%
Over $1.5 billion.........       0.65%

                        AIM CONSERVATIVE ALLOCATION FUND
                           AIM GROWTH ALLOCATION FUND
                           AIM INCOME ALLOCATION FUND
                            AIM INDEPENDENCE NOW FUND
                           AIM INDEPENDENCE 2010 FUND
                           AIM INDEPENDENCE 2020 FUND
                           AIM INDEPENDENCE 2030 FUND
                           AIM INDEPENDENCE 2040 FUND
                           AIM INDEPENDENCE 2050 FUND
                        AIM INTERNATIONAL ALLOCATION FUND
                          AIM MODERATE ALLOCATION FUND
                       AIM MODERATE GROWTH ALLOCATION FUND
                   AIM MODERATELY CONSERVATIVE ALLOCATION FUND

                These thirteen funds do not pay an advisory fee."

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                        AIM GROWTH SERIES


Attest: /s/ Stephen R. Rimes            By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)


                                        A I M ADVISORS, INC.


Attest: /s/ Stephen R. Rimes            By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)


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